Exhibit 99.1

FOR IMMEDIATE RELEASE	February 27, 2025

Teleflex Reports Fourth Quarter and Full Year 2024 Financial Results

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the fourth quarter ended December 31, 2024.

Fourth quarter financial summary
•Revenues of $795.4 million, up 2.8% compared to the prior year period, up 3.2% on an adjusted constant currency basis

•GAAP diluted EPS from continuing operations of $(2.95), compared to $0.66 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.89, compared to $3.38 in the prior year period

Full year 2024 financial summary
•GAAP revenue of $3,047.3 million, up 2.4% compared to the prior year period

•Adjusted revenue of $3,061.1 million, excluding the impact from increases in our reserves related to the Italian payback measure pertaining to prior years, up 2.9% compared to the prior year period, up 3.1% on an adjusted constant currency basis1

•GAAP diluted EPS from continuing operations of $1.49, compared to $7.56 in the prior year period

•Adjusted diluted EPS from continuing operations of $14.01, compared to $13.52 in the prior year period

2025 guidance summary2
•GAAP revenue growth guidance range of (0.4)% to 0.7%

•Adjusted constant currency revenue growth guidance range of 1.0% to 2.0%, which excludes the 2024 impact from increases in our reserves related to the Italian payback measure pertaining to prior years1

•GAAP EPS from continuing operations guidance range of $8.85 to $9.25

•Adjusted diluted EPS from continuing operations guidance range of $13.95 to $14.35

"In the fourth quarter, we delivered strong double-digit adjusted earnings per share growth" said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "The benefits of our diversified portfolio were evident as strong performances from Interventional and Surgical helped offset softness in Interventional Urology revenues. Palette Life Sciences revenues exceeded $75 million in 2025, which was above the $73-$75 million guidance. As announced in a separate press release today, we also took an important step forward in our durable growth strategy with the agreement to acquire substantially all of BIOTRONIK's Vascular Intervention business. This acquisition provides us with a diversified suite of products of coronary and peripheral interventions devices, which complements the Teleflex Interventional business. Also announced today in a separate press release is our intention to separate Teleflex into two publicly traded companies, RemainCo and NewCo. The separation is expected to simplify the operating model, streamline the manufacturing footprint, and increase management focus of each company.”

(1) Refer to Notes on Non-GAAP Financial Measures for detail on Italian payback measure.
(2) Excludes any impact from the acquisition of substantially all of the Vascular Intervention business of BIOTRONIK SE & Co. KG announced today.

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and twelve months ended December 31, 2024 and the comparable prior year periods on a GAAP, adjusted and adjusted constant currency basis. During the fourth quarter of 2024, we changed our segment presentation to solely focus on geographic location and incorporated the OEM (Original Equipment Manufacturer and Development Services) reporting unit into the Americas segment. We now have three reportable segments: Americas, EMEA (Europe, the Middle East and Africa) and Asia (Asia Pacific).

	Three Months Ended
	As reported			Adjusted
	December 31, 2024	December 31, 2023	Reported Revenue Growth	December 31, 2024	December 31, 2023	Adjusted Constant Currency Revenue Growth
Americas	$540.8	$533.2	1.4%	$540.8	$533.2	1.7%
EMEA	161.0	152.4	5.7%	161.0	152.4	6.0%
Asia	93.6	88.3	5.9%	93.6	88.3	7.5%
Consolidated	$795.4	$773.9	2.8%	$795.4	$773.9	3.2%

	Year Ended
	As reported			Adjusted
	December 31, 2024	December 31, 2023	Reported Revenue Growth	December 31, 2024	December 31, 2023	Adjusted Constant Currency Revenue Growth
Americas	$2,066.3	$2,041.4	1.2%	$2,066.3	$2,041.4	1.3%
EMEA	618.0	586.2	5.4%	631.8	586.2	7.3%
Asia	363.0	346.9	4.7%	363.0	346.9	6.8%
Consolidated	$3,047.3	$2,974.5	2.4%	$3,061.1	$2,974.5	3.1%
NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and twelve months ended December 31, 2024 and the comparable prior year periods on a GAAP, adjusted and adjusted constant currency basis.

	Three Months Ended
	As reported			Adjusted
	December 31, 2024	December 31, 2023	Reported Revenue Growth	December 31, 2024	December 31, 2023	Adjusted Constant Currency Revenue Growth
Vascular Access	$189.3	$186.7	1.4%	$189.3	$186.7	1.8%
Interventional	160.4	135.6	18.2%	160.4	135.6	18.7%
Anesthesia	95.3	98.2	(2.9)%	95.3	98.2	(2.4)%
Surgical	121.9	109.6	11.3%	121.9	109.6	12.3%
Interventional Urology	84.9	93.0	(8.7)%	84.9	93.0	(8.6)%
OEM	85.4	82.6	3.5%	85.4	82.6	3.6%
Other	58.2	68.2	(14.7)%	58.2	68.2	(14.3)%
Consolidated	$795.4	$773.9	2.8%	$795.4	$773.9	3.2%

	Year Ended
	As reported			Adjusted
	December 31, 2024	December 31, 2023	Reported Revenue Growth	December 31, 2024	December 31, 2023	Adjusted Constant Currency Revenue Growth
Vascular Access	$732.7	$708.0	3.5%	$732.7	$708.0	3.7%
Interventional	586.0	511.4	14.6%	586.0	511.4	14.8%
Anesthesia	395.3	390.0	1.4%	395.3	390.0	1.6%
Surgical	450.5	427.4	5.4%	450.5	427.4	6.1%
Interventional Urology	331.1	319.8	3.5%	331.1	319.8	3.7%
OEM	344.5	326.0	5.7%	344.5	326.0	5.6%
Other (1)	207.2	291.9	(29.0)%	221.0	291.9	(24.3)%
Consolidated	$3,047.3	$2,974.5	2.4%	$3,061.1	$2,974.5	3.1%
(1) In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the year ended December 31, 2024 totaled $278.0 million compared to $245.5 million for the prior year.
•Total cash, cash equivalents and restricted cash equivalents at December 31, 2024 were $327.7 million compared to $222.8 million at December 31, 2023.
•Net accounts receivable at December 31, 2024 were $459.5 million compared to $443.5 million at December 31, 2023.
•Inventories at December 31, 2024 were $600.1 million compared to $626.2 million at December 31, 2023.

2025 OUTLOOK
On a GAAP basis, the Company expects full year 2025 revenue growth of (0.35)% to 0.65%, including our estimate of an approximately 1.80% negative impact of foreign exchange rate fluctuations. On an adjusted constant currency basis, which excludes the 2024 impact from the Italian payback measure pertaining to prior years, the Company expects full year 2025 revenue growth of 1.00% to 2.00% year-over-year.

The Company expects full year 2025 GAAP diluted earnings per share from continuing operations of $8.85 to $9.25. The Company expects full year 2025 adjusted diluted earnings per share from continuing operations of $13.95 to $14.35, representing growth of (0.4)% to 2.4% year-over-year.

Forecasted 2025 Adjusted Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2025 GAAP revenue growth	(0.35)%	0.65%
Estimated impact of foreign currency exchange rate fluctuations	(1.80)%	(1.80)%
Italian payback measure	0.45%	0.45%
Forecasted 2025 adjusted constant currency revenue growth	1.00%	2.00%

Forecasted 2025 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$8.85	$9.25
Restructuring, restructuring related and impairment items, net of tax	$4.28	$4.28
Acquisition, integration and divestiture related items, net of tax	$0.19	$0.19
ERP Implementation, net of tax	$0.47	$0.47
MDR, net of tax	$0.16	$0.16
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$13.95	$14.35

ACCELERATED SHARE REPURCHASE
The Company intends to commence an accelerated share repurchase of $300 million of common stock, effective February 28, 2025, under the share repurchase program previously authorized by the Board of Directors for up to $500 million of the Company’s common stock. This $300 million accelerated share repurchase would complete the existing $500 million share repurchase program.

INTERVENTIONAL UROLOGY NON-CASH GOODWILL IMPAIRMENT CHARGE
In connection with preparing the financial statements for the year ended December 31, 2024, we performed our annual impairment test for goodwill and determined that the carrying value of the IU reporting unit exceeded its fair value. Consequently, we recognized an impairment charge of $240 million in the goodwill impairment line in the Consolidated Statements of Income. The charge was primarily driven by updates to our UroLift forecast, done as part of our annual operating plan process, which reflects management's expectations of a prolonged period of subdued revenue growth due to persistent end-market challenges and changes in competitive pressures in the short to mid-term. Moreover, we anticipate that challenges related to a combination of price, mainly within the office site of service, and volume, will likely continue to impact growth rates.

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's fourth quarter 2024 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on February 27, 2025.

An audio replay of the investor call will be available beginning at 11:00 am ET on February 27, 2025, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S. and Canada) or 1 609 800 9909 (all other locations). The confirmation code is 69028.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP”. In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: adjusted revenue, adjusted constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical adjusted constant currency net revenues and adjusted net revenues to historical GAAP net revenues and historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Adjusted revenue: This non-GAAP measure is based upon net revenues, adjusted to exclude the impact in the year ended December 31, 2024 of an increase in our reserves, and corresponding reduction to revenue within our EMEA segment, for prior years. The reserve relates to the Italian payback measure, a law that requires suppliers of medical devices to the Italian National Healthcare System to make payments to the Italian government if medical device expenditures in a given year exceed regional expenditure ceilings established for that year. As a result of a recent ruling from the Italian courts, we recognized an increase in our reserves during the year ended December 31, 2024, of which $13.8 million related to prior years. The prior year amounts do not represent normal adjustments to revenue, are not expected to recur in future periods and are not recurring in nature, making it difficult to contribute to a meaningful evaluation of our operating performance. Accordingly, management has excluded the $13.8 million prior year amount as it is not indicative of our underlying core performance or business trends.

Adjusted constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to exclude, depending on the period presented, the items described in Adjusted revenue and to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges, including those related to goodwill and other assets, occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Italian payback measure - These adjustments represent the exclusion of the impact from increases in our reserves related to the Italian payback measure pertaining to prior years as described in Adjusted revenue.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental expenses including certain charges stemming from the liquidation of surplus plan assets. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance. The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until December 2027 for highest-risk devices and December 2028 for lower-risk devices, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices. As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Net Revenue (Dollars in millions)
Net revenue by segment

	Three Months Ended							% Increase	/	(Decrease)
	December 31, 2024			December 31, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact		Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$540.8	$—	$540.8	$533.2	$—	$533.2	1.4%	(0.3)%		—%	1.7%
EMEA	161.0	—	161.0	152.4	—	152.4	5.7%	(0.3)%		—%	6.0%
Asia	93.6	—	93.6	88.3	—	88.3	5.9%	(1.6)%		—%	7.5%
Consolidated	$795.4	$—	$795.4	$773.9	$—	$773.9	2.8%	(0.4)%		—%	3.2%

	Year Ended							% Increase	/	(Decrease)
	December 31, 2024			December 31, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact		Adjustment impact	Adjusted Constant Currency Revenue Growth
Americas	$2,066.3	$—	$2,066.3	$2,041.4	$—	$2,041.4	1.2%	(0.1)%		—%	1.3%
EMEA	618.0	(13.8)	631.8	586.2	—	586.2	5.4%	0.4%		(2.3)%	7.3%
Asia	363.0	—	363.0	346.9	—	346.9	4.7%	(2.1)%		—%	6.8%
Consolidated	$3,047.3	($13.8)	$3,061.1	$2,974.5	$—	$2,974.5	2.4%	(0.3)%		(0.4)%	3.1%
Net revenue by global product category

	Three Months Ended							% Increase	/	(Decrease)
	December 31, 2024			December 31, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact		Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$189.3	$—	$189.3	$186.7	$—	$186.7	1.4%	(0.4)%		—%	1.8%
Interventional	160.4	—	160.4	135.6	—	135.6	18.2%	(0.5)%		—%	18.7%
Anesthesia	95.3	—	95.3	98.2	—	98.2	(2.9)%	(0.5)%		—%	(2.4)%
Surgical	121.9	—	121.9	109.6	—	109.6	11.3%	(1.0)%		—%	12.3%
Interventional Urology	84.9	—	84.9	93.0	—	93.0	(8.7)%	(0.1)%		—%	(8.6)%
OEM	85.4	—	85.4	82.6	—	82.6	3.5%	(0.1)%		—%	3.6%
Other (1)	58.2	—	58.2	68.2	—	68.2	(14.7)%	(0.4)%		—%	(14.3)%
Consolidated	$795.4	$—	$795.4	$773.9	$—	$773.9	2.8%	(0.4)%		—%	3.2%

	Year Ended							% Increase	/	(Decrease)
	December 31, 2024			December 31, 2023
	Reported revenue	Adjustment	Adjusted Revenue	Reported revenue	Adjustment	Adjusted Revenue	Reported Revenue Growth	Currency Impact		Adjustment impact	Adjusted Constant Currency Revenue Growth
Vascular Access	$732.7	$—	$732.7	$708.0	$—	$708.0	3.5%	(0.2)%		—%	3.7%
Interventional	586.0	—	586.0	511.4	—	511.4	14.6%	(0.2)%		—%	14.8%
Anesthesia	395.3	—	395.3	390.0	—	390.0	1.4%	(0.2)%		—%	1.6%
Surgical	450.5	—	450.5	427.4	—	427.4	5.4%	(0.7)%		—%	6.1%
Interventional Urology	331.1	—	331.1	319.8	—	319.8	3.5%	(0.2)%		—%	3.7%
OEM	344.5	—	344.5	326.0	—	326.0	5.7%	0.1%		—%	5.6%
Other (1)	207.2	(13.8)	221.0	291.9	—	291.9	(29.0)%	—%		(4.7)%	(24.3)%
Consolidated	$3,047.3	($13.8)	$3,061.1	$2,974.5	$—	$2,974.5	2.4%	(0.3)%		(0.4)%	3.1%
(1) In 2024, amounts reflect the impact from increases in our reserves related to the Italian payback measure pertaining to prior years.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended December 31, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$795.4	55.3%	32.0%	5.6%	(13.9)%	$(126.8)	$9.9	(7.8)%	$(2.95)
Adjustments
Restructuring, restructuring related and impairment items (A)	—	0.6	(0.2)	—	32.4	257.5	1.9		5.48
Acquisition, integration and divestiture related items (B)	—	—	(1.4)	—	1.4	11.1	0.6		0.23
Other items (C)	—	—	(0.1)	—	0.1	1.0	0.2		0.02
ERP implementation	—	—	(0.4)	—	0.4	3.5	0.4		0.07
MDR	—	—	—	(0.1)	0.1	1.0	—		0.02
Pension termination costs	—	0.3	(0.4)	(0.1)	0.8	6.5	1.5		0.11
Intangible amortization expense	—	3.9	(2.4)	—	6.1	49.7	5.1		0.96
Tax adjustments	—	—	—	—	0.2	—	2.3		(0.05)
Adjustments total	—	4.8	(4.9)	(0.2)	41.5	330.3	12.0		6.84
Adjusted basis	$795.4	60.1%	27.1%	5.4%	27.6%	$203.5	$21.9	10.7%	$3.89

Three Months Ended December 31, 2023
	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.7%	39.5%	4.6%	10.7%	$60.0	$28.8	48.0%	$0.66
Adjustments
Restructuring, restructuring related and impairment items (A)	0.4	(0.1)	—	2.0	15.5	2.6		0.27
Acquisition, integration and divestiture related items (B)	0.2	(0.6)	—	0.2	1.7	1.3		0.01
ERP implementation	—	—	—	—	(0.2)	(0.1)		—
MDR	—	—	(0.6)	0.6	4.8	—		0.10
Pension termination costs	—	(5.9)	—	5.9	45.4	10.4		0.74
Legal entity rationalization items	—	(0.7)	—	0.7	5.3	(26.2)		0.67
Intangible amortization expense	3.8	(2.4)	—	6.2	48.6	4.0		0.94
Tax adjustments	—	—	—	—	—	0.3		(0.01)
Adjustments total	4.4	(9.7)	(0.6)	15.6	121.1	(7.7)		2.72
Adjusted basis	60.1%	29.8%	4.0%	26.3%	$181.1	$21.1	11.6%	$3.38

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.

(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Year Ended December 31, 2024
	Revenue	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	$3,047.3	55.9%	37.0%	5.3%	5.0%	$75.5	$5.3	7.0%	$1.49
Adjustments
Restructuring, restructuring related and impairment items (A)	—	0.5	(0.1)	—	9.3	282.3	6.1		5.86
Acquisition, integration and divestiture related items (B)	—	0.1	(0.7)	—	0.7	22.1	1.0		0.45
Other items (C)	—	(0.4)	(0.2)	—	—	1.0	0.2		0.02
Italian payback measure (D)	13.8	0.5	—	—	0.5	13.8	—		0.29
ERP implementation	—	—	(0.4)	—	0.4	12.7	1.8		0.23
MDR	—	—	—	(0.4)	0.3	8.7	—		0.18
Pension termination costs	—	0.2	(4.5)	—	4.6	139.6	58.4		1.73
Intangible amortization expense	—	3.9	(2.6)	—	6.3	197.7	20.4		3.76
Tax adjustments	—	—	—	—	—	—	0.2		—
Adjustments total	13.8	4.8	(8.5)	(0.4)	22.1	677.9	88.1		12.52
Adjusted basis	$3,061.1	60.7%	28.5%	4.9%	27.1%	$753.4	$93.4	12.4%	$14.01

Year Ended December 31, 2023
	Gross margin	SG&A (1)	R&D (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.4%	32.8%	5.2%	17.0%	$434.0	$76.4	17.6%	$7.56
Adjustments
Restructuring, restructuring related and impairment items (A)	0.8	(0.1)	(0.1)	1.4	43.0	6.7		0.77
Acquisition, integration and divestiture related items (B)	0.1	0.5	—	(0.6)	(17.7)	1.5		(0.41)
ERP implementation	—	(0.1)	—	0.1	2.6	0.6		0.04
MDR	—	—	(1.0)	1.0	28.4	—		0.60
Pension termination costs	—	(1.5)	—	1.5	45.5	10.4		0.74
Legal entity rationalization items	—	(0.2)	—	0.2	5.3	(26.2)		0.67
Intangible amortization expense	3.2	(2.5)	—	5.9	174.0	10.4		3.46
Tax adjustments	—	—	—	—	—	(4.4)		0.09
Adjustments total	4.1	(3.9)	(1.1)	9.5	281.1	(1.0)		5.96
Adjusted basis	59.5%	28.9%	4.1%	26.5%	$715.1	$75.4	10.5%	$13.52

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of as reported and adjusted revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of as reported and adjusted revenues.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended December 31, 2024, pre-tax restructuring charges were $5.5 million; restructuring related charges were $6.3 million; and impairment charges were $245.7 million. For the three months ended December 31, 2023, pre-tax restructuring charges were $11.6 million and restructuring related charges were $3.8 million. For the year ended December 31, 2024, pre-tax restructuring charges were $14.2 million; restructuring related charges were $20.3 million; and impairment charges were $247.8 million. For the year ended December 31, 2023, pre-tax restructuring charges were $15.6 million and restructuring related charges were $27.4 million.

(B)Acquisition, integration and divestiture related items – For the three months and year ended December 31, 2024, these charges related to the acquisition of the BIOTRONIK SE & Co. KG Vascular Intervention business and the acquisition of Palette Life Sciences AB. For the three months ended December 31, 2023 these charges primarily related to the acquisition of Palette Life Sciences AB and the divestiture of respiratory assets. For the year ended December 31, 2023 these charges related to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration liabilities, the acquisition of Palette Life Sciences AB, and the divestiture of respiratory assets.

(C)Other – For the three months and year ended December 31, 2024, other items included expenses associated with prior year tax matters.

(D)Italian payback measure – Adjustment reflects the impact of an increase in reserves for prior years related to the Italian payback measure and its impact on the adjusted basis for each Non-GAAP financial measure presented within the table.

ABOUT TELEFLEX INCORPORATED
As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™ Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, our expectation that our acquisition of BIOTRONIK’s Vascular Interventions business will be accretive to growth beginning in 2026; forecasted 2025 GAAP and adjusted constant currency revenue growth and GAAP and adjusted diluted earnings per share; and our estimates of the projected impact of a hypothetical 1% increase in our discount rate estimate used to determine the fair value of the estimated future cash flows of our IU reporting unit. Actual results could differ materially from those in the forward-looking statements due to, among other things, delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and the Middle East; public health epidemics; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2024		December 31, 2023	December 31, 2024	December 31, 2023
	(Dollars and shares in thousands, except per share)
Net revenues	$795,409		$773,909	$3,047,324	$2,974,489
Cost of goods sold	355,494		342,492	1,344,645	1,327,558
Gross profit	439,915	0	431,417	1,702,679	1,646,931
Selling, general and administrative expenses	254,553		260,651	995,271	929,867
Research and development expenses	44,553		35,858	161,672	154,351
Pension settlement charge	—		45,244	132,732	45,244
Goodwill impairment charge	240,000		—	240,000	—
Restructuring and other impairment charges	11,192		11,644	21,991	15,604
Gain on sale of assets and business	—		(4,448)	—	(4,448)
(Loss) income from continuing operations before interest, loss on extinguishment of debt and taxes	(110,383)		82,468	151,013	506,313
Interest expense	18,635		25,791	83,544	85,082
Interest income	(2,258)		(3,295)	(8,009)	(12,781)
(Loss) income from continuing operations before taxes	(126,760)		59,972	75,478	434,012
Taxes on income from continuing operations	9,902		28,789	5,316	76,440
(Loss) income from continuing operations	(136,662)		31,183	70,162	357,572
Operating income (loss) from discontinued operations	5		(96)	(634)	(1,608)
(Benefit) taxes on operating loss from discontinued operations	(1)		(18)	(147)	(364)
Income (loss) from discontinued operations	6		(78)	(487)	(1,244)
Net (loss) income	$(136,656)		$31,105	$69,675	$356,328
Earnings per share:
Basic:
(Loss) income from continuing operations	$(2.95)		$0.66	$1.50	$7.61
Loss from discontinued operations	—		—	(0.01)	(0.03)
Net income	$(2.95)		$0.66	$1.49	$7.58
Diluted:
(Loss) income from continuing operations	$(2.95)		$0.66	$1.49	$7.56
Loss from discontinued operations	—		—	(0.01)	(0.03)
Net income	$(2.95)		$0.66	$1.48	$7.53
Weighted average common shares outstanding
Basic	46,373		47,002	46,837	46,981
Diluted	46,373		47,301	47,094	47,304

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2024	December 31, 2023
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$290,188	$222,848
Accounts receivable, net	459,495	443,467
Inventories	600,133	626,216
Prepaid expenses and other current assets	117,851	107,471
Prepaid taxes	3,457	7,404
Total current assets	1,471,124	1,407,406
Property, plant and equipment, net	502,852	479,913
Operating lease assets	108,912	123,521
Goodwill	2,632,314	2,914,055
Intangibles assets, net	2,268,714	2,501,960
Deferred tax assets	11,374	6,748
Other assets	102,624	98,943
Total assets	$7,097,914	$7,532,546
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$100,000	$87,500
Accounts payable	141,031	132,247
Accrued expenses	143,167	146,880
Payroll and benefit-related liabilities	151,263	146,535
Accrued interest	5,338	5,583
Income taxes payable	41,318	41,453
Other current liabilities	67,243	46,547
Total current liabilities	649,360	606,745
Long-term borrowings	1,555,871	1,727,572
Deferred tax liabilities	391,066	456,080
Pension and postretirement benefit liabilities	20,185	23,989
Noncurrent liability for uncertain tax positions	1,831	3,370
Noncurrent operating lease liabilities	99,154	111,300
Other liabilities	102,307	162,502
Total liabilities	2,819,774	3,091,558
Commitments and contingencies
Shareholders’ equity
Common shares, $1 par value Issued: 2024 — 48,096 shares; 2023 — 48,046 shares	48,096	48,046
Additional paid-in capital	781,184	749,712
Retained earnings	4,115,870	4,109,736
Accumulated other comprehensive loss	(316,669)	(314,405)
	4,628,481	4,593,089
Less: Treasury stock, at cost	350,341	152,101
Total shareholders' equity	4,278,140	4,440,988
Total liabilities and shareholders' equity	$7,097,914	$7,532,546

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31, 2024	December 31, 2023
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$69,675	$356,328
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	487	1,244
Depreciation expense	76,932	68,144
Intangible asset amortization expense	197,669	173,974
Deferred financing costs and debt discount amortization expense	3,415	3,400
Pension settlement charge	132,732	45,244
Fair value step up of acquired inventory sold	1,722	1,536
Changes in contingent consideration	10,027	(27,243)
Asset impairments	7,834	—
Stock-based compensation	31,348	31,465
Gain on sale of assets and business	—	(4,448)
Goodwill impairment charge	240,000	—
Deferred income taxes, net	(130,237)	(13,046)
Payments for contingent consideration	—	(289)
Interest benefit on swaps designated as net investment hedges	(17,410)	(18,814)
Other	15,888	5,960
Changes in operating assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(27,952)	(15,763)
Inventories	1,925	(41,068)
Prepaid expenses and other assets	43,026	(11,420)
Accounts payable, accrued expenses and other liabilities	9,665	(31,258)
Income taxes	(28,486)	(12,263)
Net cash provided by operating activities from continuing operations	638,260	511,683
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(126,434)	(91,442)
Payments for businesses and intangibles acquired, net of cash acquired	(120)	(603,920)
Proceeds from sales of business and assets	—	15,000
Net interest proceeds on swaps designated as net investment hedges	27,196	63,134
Proceeds from sales of investments	7,300	7,300
Purchase of investments	(7,300)	(11,300)
Net cash (used in) provided by investing activities from continuing operations	(99,358)	(621,228)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	130,000	646,000
Reduction in borrowings	(291,500)	(544,750)
Repurchase of common stock	(200,000)	—
Net proceeds from share based compensation plans and the related tax impacts	3,352	5,190
Payments for contingent consideration	(236)	(4,004)
Dividends paid	(63,541)	(63,896)
Net cash (used in) provided by financing activities from continuing operations	(421,925)	38,540
Cash flows from discontinued operations:
Net cash used in operating activities	(2,521)	(1,045)
Net cash used in discontinued operations	(2,521)	(1,045)
Effect of exchange rate changes on cash, cash equivalents and restricted cash equivalents	(9,654)	2,864
Net increase in cash, cash equivalents and restricted cash equivalents	104,802	(69,186)
Cash, cash equivalents and restricted cash equivalents at the beginning of the period	222,848	292,034
Cash, cash equivalents and restricted cash equivalents at the end of the period	$327,650	$222,848

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836